Exhibit 99.1

WestRock Reports Fiscal 2022 Fourth Quarter Results

ATLANTA--(BUSINESS WIRE)--November 10, 2022--WestRock Company (NYSE:WRK), a leading provider of sustainable paper and packaging solutions, today announced results for its fiscal fourth quarter and year ended September 30, 2022.

Fourth Quarter Highlights and other notable items:

  Record fourth quarter net sales of $5.4 billion increased 6.1% year-over-year
  Net income of $345 million increased $21 million year-over-year, or 6.4%. Adjusted Net Income of $366 million increased $34 million year-over-year, growing 10.4%
  Record fourth quarter Consolidated Adjusted EBITDA of $920 million increased 4.8% year-over-year
  Earned $1.34 per diluted share (“EPS”) and $1.43 of Adjusted EPS compared year-over-year to $1.20 and $1.23, respectively, increasing 11.7% and 16.3%, respectively
  Announced dividend increase of 10%, to an annualized rate of $1.10 per share

Full Year 2022 Highlights:

  Record full year net sales of $21.3 billion increased 13.4% compared to $18.7 billion in the prior year
  Net income of $945 million increased $106 million year-over-year, or 12.7%. Adjusted Net Income of $1.245 billion increased $338 million year-over-year, growing 37.2%
  Record Consolidated Adjusted EBITDA of $3.459 billion increased 15.3% compared to $2.999 billion in the prior year
  Earned $3.61 per diluted share and $4.76 of Adjusted EPS compared to $3.13 and $3.39 in the prior year, respectively, increasing 15.3% and 40.4%, respectively
  Generated net cash provided by operating activities of $2.0 billion and Adjusted Free Cash Flow of $1.2 billion
  Returned $860 million in capital to stockholders, specifically $600 million in stock repurchases and $260 million in dividend payments

“WestRock delivered record net sales of $21.3 billion in fiscal 2022 and continued our track record of strong operating cash flow by generating more than $2 billion in the same period,” said David B. Sewell, chief executive officer. “I want to thank the WestRock team for their efforts this past year to deliver these outstanding results.

“Our team remains relentlessly focused on partnering with our customers to help them meet their needs for sustainable paper and packaging solutions as we deliver on our overall transformation initiatives,” continued Sewell. “Looking ahead to fiscal 2023, we will continue to strengthen our business as we drive innovation across our portfolio. While market conditions remain uncertain as our customers work through the current high inventory levels, WestRock’s ability to serve a variety of end markets with our diverse portfolio provides resiliency that will serve us well. We remain confident that our business model, scale and ongoing transformation initiatives will continue to drive long-term shareholder value.”

Consolidated Financial Results

WestRock’s performance for the three months ended September 30, 2022 and 2021 (in millions):

	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021	$ Var.		% Var.

Net sales	$5,402.5	$5,090.5	$	312.0	6.1%
Net income	$344.5	$323.7	$	20.8	6.4%
Consolidated Adjusted EBITDA	$919.7	$877.9	$	41.8	4.8%

Net sales increased $312 million, or 6.1%, year-over-year. Corrugated Packaging segment sales increased $182 million, or 8.3%; Consumer Packaging segment sales increased $147 million, or 12.7%; Distribution segment sales increased $26 million, or 7.4%; Global Paper segment sales decreased $33 million, or 2.3%; and intersegment sales increased $10 million.

Net income increased $21 million year-over-year to $345 million. The impact of higher selling price/mix and ransomware insurance recoveries were nearly offset by increased cost inflation, lower volumes and higher operating costs. Net income was impacted by $37 million of insurance recoveries related to the fiscal 2021 ransomware incident: $31 million related to business interruption costs that were recorded as a reduction of cost of goods sold and the balance related to ransomware recovery costs that were recorded as a reduction of selling, general and administrative excluding intangible amortization.

Consolidated Adjusted EBITDA increased $42 million, or 4.8%, year-over-year, primarily in the Corrugated Packaging and Consumer Packaging segments. Ransomware insurance recoveries accounted for $26 million of the year-over-year increase in Consolidated Adjusted EBITDA.

Additional information about the changes in segment sales and Adjusted EBITDA by segment are included below.

Restructuring and Other Costs

Restructuring and other costs during the fourth quarter of fiscal 2022 were $35 million. The charges were primarily related to the previously announced permanent closure of the corrugated medium manufacturing operations at the St. Paul, Minnesota mill, the previously announced closure of the Panama City, Florida mill and acquisition and divestiture costs.

Cash Flow Activities

Net cash provided by operating activities was $540 million in the fourth quarter of fiscal 2022 compared to $678 million in the prior year quarter primarily due to increased working capital.

Total debt was $7.8 billion at September 30, 2022, $7.6 billion excluding $175 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $7.4 billion after further excluding cash and cash equivalents of $260 million. Total debt declined $236 million in the fourth quarter of fiscal 2022. The Company had approximately $3.7 billion of available liquidity from long-term committed credit facilities and cash and cash equivalents at September 30, 2022, excluding the $1.0 billion Delayed Draw Term Loan available to be used to acquire the remaining 67.7% interest in Grupo Gondi.

During the fourth quarter of fiscal 2022, WestRock invested $293 million in capital expenditures and returned $64 million in capital to stockholders in dividend payments.

Segment Reporting Structure

In the first quarter of fiscal 2022, the Company reorganized its reportable segments due to changes in its organizational structure and how the Company makes key operating decisions, allocates resources and assesses the performance of its business. The Company believes the change provides greater visibility into the vertical integration between our mills and converting operations as well as the value of a diversified portfolio of assets, and helps to highlight the performance of its portfolio.

Our reportable segments are:

  Corrugated Packaging, which consists of our integrated corrugated converting operations;
  Consumer Packaging, which consists of our integrated consumer converting operations;
  Global Paper, which consists of all third-party paper sales; and
  Distribution, which consists of our distribution and display assembly operations.

As a result of the reorganization, the Company reports the benefit of vertical integration with its mills in each reportable segment that ultimately sells the associated paper and packaging products to our external customers. Prior to the reorganization, the Company had two reportable segments, Corrugated Packaging and Consumer Packaging.

The Company’s measure of segment profitability for each reportable segment is Adjusted EBITDA in accordance with Accounting Standards Codification 280, “Segment Reporting” because it is the measure used by the Company to make decisions about allocating resources and assessing segment performance. Certain items are not allocated to our reportable segments and, thus, the information that the Company uses to make operating decisions and assess performance does not reflect such amounts. Items not allocated are reported as Non-allocated expenses or in other line items outside of Adjusted EBITDA. Adjusted EBITDA is defined on page 10 under “Consolidated Adjusted EBITDA and Adjusted EBITDA”. Prior period amounts for our reportable segments have been recast to conform to the new segment structure. These changes did not impact the consolidated financial statements.

Segment Results

Corrugated Packaging Segment

	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021	Var.		% Var.

Segment sales	$2,386.1	$2,203.9	$	182.2	8.3%
Adjusted EBITDA	$383.9	$361.4	$	22.5	6.2%
Adjusted EBITDA Margin	16.1%	16.4%	-30 bps

Corrugated Packaging segment sales increased $182 million, or 8.3%, primarily due to higher selling price/mix that was partially offset by lower volumes.

Corrugated Packaging Adjusted EBITDA increased $23 million, or 6.2%, primarily due to the margin impact from higher selling price/mix and ransomware insurance recoveries, which were largely offset by increased cost inflation, higher operating costs and lower volumes. Corrugated Packaging Adjusted EBITDA margin was 16.1% and Adjusted EBITDA margin excluding trade sales was 16.7%.

Consumer Packaging Segment

	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021	Var.		% Var.

Segment sales	$1,305.7	$1,158.6	$	147.1	12.7%
Adjusted EBITDA	$219.2	$198.1	$	21.1	10.7%
Adjusted EBITDA Margin	16.8%	17.1%	-30 bps

Consumer Packaging segment sales increased $147 million, or 12.7%, primarily due to higher selling price/mix and higher volumes that were partially offset by the unfavorable impact of foreign currency.

Consumer Packaging Adjusted EBITDA increased $21 million, or 10.7%, primarily due to the margin impact from higher selling price/mix and higher volumes that were partially offset by increased cost inflation, higher operating costs and the unfavorable impact of foreign currency. The Consumer Packaging segment delivered an Adjusted EBITDA margin of 16.8%.

Global Paper Segment

	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021	Var.		% Var.

Segment sales	$1,429.2	$1,462.3	$	(33.1)	-2.3%
Adjusted EBITDA	$306.4	$307.2	$	(0.8)	-0.3%
Adjusted EBITDA Margin	21.4%	21.0%	40 bps

Global Paper segment sales decreased $33 million, or 2.3%, primarily due to lower volumes that were partially offset by higher selling price/mix.

Global Paper Adjusted EBITDA was essentially flat, primarily due to the margin impact from higher selling price/mix and ransomware insurance recoveries, which were offset by increased cost inflation, lower volumes and higher operating costs. The Global Paper segment delivered an Adjusted EBITDA margin of 21.4%, an increase of 40 basis points year-over-year.

Distribution Segment

	Three Months Ended
	Sep. 30, 2022	Sep. 30, 2021	Var.		% Var.

Segment sales	$374.1	$348.4	$	25.7	7.4%
Adjusted EBITDA	$26.0	$23.4	$	2.6	11.1%
Adjusted EBITDA Margin	7.0%	6.7%	30 bps

Distribution segment sales increased $26 million, or 7.4%, primarily due to higher selling price/mix that was partially offset by lower volumes.

Distribution Adjusted EBITDA increased $3 million, or 11.1%, primarily due to the margin impact of higher selling price/mix and an increase in productivity, which were partially offset by the increased cost inflation and lower volumes.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal fourth quarter ended September 30, 2022 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, November 10, 2022. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 877-317-6789 (inside the U.S.) or +1 412-317-6789 (outside the U.S.) at least 15 minutes prior to the start of the call and ask to be joined into the WestRock Company call. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. A forward-looking statement is not a guarantee of future performance, and actual results could differ materially from those contained in the forward-looking statement.

Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, such as developments related to pricing cycles and volumes; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; intense competition; results and impacts of acquisitions, including timing and operational and financial effects from the planned acquisition of Gondi, S.A. de C.V. (“Grupo Gondi”), and divestitures as well as risks related to our joint ventures; business disruptions, including from public health crises such as a resurgence of COVID, the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; failure to respond to changing customer preferences; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement capital projects; risks related to international sales and operations; the production of faulty or contaminated products; the loss of certain customers; adverse legal, reputational, operational and financial effects resulting from cyber incidents and the effectiveness of business continuity plans during a ransomware or other cyber incident; work stoppages and other labor relations difficulties; inability to attract, motivate, train and retain qualified personnel; risks associated with sustainability and climate change, including our ability to achieve our environmental, social and governance targets and goals on announced timelines or at all; our inability to successfully identify and make performance and productivity improvements and risks associated with completing strategic projects on the anticipated timelines and realizing anticipated financial or operational improvements on announced timelines or at all, including with respect to our business systems transformation; risks related to our indebtedness; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; our desire or ability to repurchase company stock; and the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation (including with respect to the Brazil tax liability matter). Such risks and other factors that may impact forward-looking statements are discussed in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as well as the other risks discussed in our subsequent filings with the Securities and Exchange Commission. The information contained herein speaks as of the date hereof, and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net sales	$5,402.5	$5,090.5	$21,256.5	$18,746.1
Cost of goods sold	4,341.5	4,092.6	17,235.8	15,315.8
Gross profit	1,061.0	997.9	4,020.7	3,430.3
Selling, general and administrative excluding intangible amortization	482.3	432.2	1,932.6	1,759.3
Selling, general and administrative intangible amortization	86.8	87.8	350.4	357.1
(Gain) loss on disposal of assets	(5.3)	0.3	(16.9)	4.1
Multiemployer pension withdrawal expense (income)	3.5	(2.9)	0.2	(2.9)
Mineral rights impairment	-	-	26.0	-
Restructuring and other costs	35.3	11.7	401.6	31.5
Operating profit	458.4	468.8	1,326.8	1,281.2
Interest expense, net	(81.1)	(92.5)	(318.8)	(372.3)
Loss on extinguishment of debt	(0.3)	(8.6)	(8.5)	(9.7)
Pension and other postretirement non-service income	39.1	33.5	157.4	134.9
Other (expense) income, net	(10.3)	(2.9)	(11.0)	10.9
Equity in income of unconsolidated entities	15.6	11.5	72.9	40.9
Income before income taxes	421.4	409.8	1,218.8	1,085.9
Income tax expense	(76.5)	(85.2)	(269.6)	(243.4)
Consolidated net income	344.9	324.6	949.2	842.5
Less: Net income attributable to noncontrolling interests	(0.4)	(0.9)	(4.6)	(4.2)
Net income attributable to common stockholders	$344.5	$323.7	$944.6	$838.3

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$344.5	$323.7	$944.6	$838.3
Less: Distributed and undistributed income available to participating securities	-	(0.1)	(0.1)	(0.2)
Distributed and undistributed income available to common stockholders	$344.5	$323.6	$944.5	$838.1

Diluted weighted average shares outstanding	256.4	268.9	261.5	267.5

Diluted earnings per share	$1.34	$1.20	$3.61	$3.13

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net sales:
Corrugated Packaging	$2,386.1	$2,203.9	$9,307.6	$8,400.5
Consumer Packaging	1,305.7	1,158.6	4,965.2	4,433.9
Global Paper	1,429.2	1,462.3	5,930.2	4,983.0
Distribution	374.1	348.4	1,418.9	1,254.8
Intersegment Eliminations	(92.6)	(82.7)	(365.4)	(326.1)
Total	$5,402.5	$5,090.5	$21,256.5	$18,746.1

Adjusted EBITDA:
Corrugated Packaging	$383.9	$361.4	$1,386.7	$1,394.0
Consumer Packaging	219.2	198.1	829.2	720.8
Global Paper	306.4	307.2	1,246.4	883.7
Distribution	26.0	23.4	79.7	68.8
Total	935.5	890.1	3,542.0	3,067.3

Depreciation, depletion and amortization	(371.2)	(365.1)	(1,488.6)	(1,460.0)
Gain on sale of certain closed facilities	4.2	-	18.6	0.9
Multiemployer pension withdrawal (expense) income	(3.5)	2.9	(0.2)	2.9
Mineral rights impairment	-	-	(26.0)	-
Restructuring and other costs	(35.3)	(11.7)	(401.6)	(31.5)
Non-allocated expenses	(15.8)	(12.2)	(82.6)	(68.1)
Interest expense, net	(81.1)	(92.5)	(318.8)	(372.3)
Loss on extinguishment of debt	(0.3)	(8.6)	(8.5)	(9.7)
Other (expense) income, net	(10.3)	(2.9)	(11.0)	10.9
Other adjustments	(0.8)	9.8	(4.5)	(54.5)
Income before income taxes	$421.4	$409.8	$1,218.8	$1,085.9

Depreciation, depletion and amortization:
Corrugated Packaging	$179.4	$161.7	$683.0	$674.5
Consumer Packaging	84.9	88.0	349.5	352.2
Global Paper	96.1	107.9	425.1	405.9
Distribution	9.9	6.4	27.3	23.6
Corporate	0.9	1.1	3.7	3.8
Total	$371.2	$365.1	$1,488.6	$1,460.0

Other adjustments:
Corrugated Packaging	$0.8	$(0.1)	$(4.8)	$13.3
Consumer Packaging	-	0.5	7.7	11.7
Global Paper	(2.2)	-	(0.6)	3.3
Distribution	-	-	-	0.6
Corporate	2.2	(10.2)	2.2	25.6
Total	$0.8	$(9.8)	$4.5	$54.5

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Consolidated net income	$344.9	$324.6	$949.2	$842.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	371.2	365.1	1,488.6	1,460.0
Deferred income tax expense (benefit)	16.2	15.3	(98.2)	(38.3)
Share-based compensation expense	19.0	14.2	93.3	88.6
401(k) match and company contribution in common stock	-	23.3	2.5	136.1
Pension and other postretirement funding more than expense (income)	(33.8)	(28.9)	(135.6)	(111.5)
Cash surrender value increase in excess of premiums paid	0.5	(0.6)	(2.0)	(49.4)
Equity in income of unconsolidated entities	(15.6)	(11.5)	(72.9)	(40.9)
Gain on sale of sawmill	-	-	-	(16.5)
Gain on sale of investment	-	-	-	(16.0)
Mineral rights impairment	-	-	26.0	-
Other impairment adjustments	11.2	12.0	325.5	34.6
(Gain) loss on disposal of plant and equipment and other, net	(5.2)	(0.1)	(17.5)	3.7
Other, net	6.6	7.4	(2.5)	11.7
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	98.5	(95.5)	(161.5)	(428.9)
Inventories	(72.3)	(69.2)	(336.2)	(200.0)
Other assets	258.0	(229.9)	79.6	(379.6)
Accounts payable	(40.5)	233.1	79.5	430.3
Income taxes	(112.5)	(69.3)	16.9	0.7
Accrued liabilities and other	(305.9)	187.5	(214.3)	552.8
Net cash provided by operating activities	540.3	677.5	2,020.4	2,279.9

Investing activities:
Capital expenditures	(293.1)	(310.1)	(862.6)	(815.5)
Cash paid for purchase of businesses, net of cash acquired	-	-	(7.0)	-
Proceeds from corporate owned life insurance	31.0	18.3	60.8	44.9
Proceeds from sale of sawmill	-	-	-	58.5
Proceeds from sale of investments	-	-	-	29.5
Proceeds from sale of property, plant and equipment	2.6	2.0	28.2	6.3
Proceeds from property, plant and equipment insurance settlement	-	1.5	1.7	3.2
Other, net	(2.3)	(2.2)	2.9	(2.9)
Net cash used for investing activities	(261.8)	(290.5)	(776.0)	(676.0)

Financing activities:
Additions to revolving credit facilities	377.4	-	377.4	435.0
Repayments of revolving credit facilities	(273.3)	(60.0)	(373.3)	(415.0)
Additions to debt	6.9	1.8	503.2	259.9
Repayments of debt	(210.0)	(412.8)	(991.5)	(1,544.3)
Changes in commercial paper, net	(182.8)	-	-	-
Other debt additions, net	24.4	6.8	31.5	23.1
Issuances of common stock, net of related tax withholdings	3.3	3.5	5.0	18.2
Purchases of common stock	-	(122.4)	(600.0)	(122.4)
Cash dividends paid to stockholders	(63.6)	(64.0)	(259.5)	(233.8)
Other, net	2.2	8.0	25.9	(1.1)
Net cash used for financing activities	(315.5)	(639.1)	(1,281.3)	(1,580.4)
Effect of exchange rate changes on cash and cash equivalents	(8.2)	(6.8)	6.2	16.3
(Decrease) increase in cash and cash equivalents and restricted cash	(45.2)	(258.9)	(30.7)	39.8
Cash and cash equivalents, and restricted cash at beginning of period	305.4	549.8	290.9	251.1
Cash and cash equivalents, and restricted cash at end of period	$260.2	$290.9	$260.2	$290.9

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$159.4	$131.3	$335.2	$271.9
Interest, net of amounts capitalized	$125.8	$137.8	$363.9	$384.7
Non-cash additions to property, plant and equipment	n/a	n/a	$223.2	$108.5

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	September 30,	September 30,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$260.2	$290.9
Accounts receivable (net of allowances of $66.3 and $68.1)	2,683.9	2,586.9
Inventories	2,317.1	2,173.3
Other current assets	689.8	597.6
Assets held for sale	34.4	10.9
Total current assets	5,985.4	5,659.6

Property, plant and equipment, net	10,081.4	10,570.1
Goodwill	5,895.2	5,959.2
Intangibles, net	2,920.6	3,318.8
Restricted assets held by special purpose entities	1,253.0	1,260.5
Prepaid pension asset	440.3	674.3
Other assets	1,829.6	1,811.8
Total Assets	$28,405.5	$29,254.3

Liabilities and Equity
Current liabilities:
Current portion of debt	$212.2	$168.8
Accounts payable	2,252.1	2,123.7
Accrued compensation and benefits	627.9	656.8
Other current liabilities	810.6	694.8
Total current liabilities	3,902.8	3,644.1
Long-term debt due after one year	7,575.0	8,025.3
Pension liabilities, net of current portion	189.4	254.7
Postretirement medical liabilities, net of current portion	105.4	133.7
Non-recourse liabilities held by special purpose entities	1,117.8	1,127.3
Deferred income taxes	2,761.9	2,944.4
Other long-term liabilities	1,328.0	1,433.1
Redeemable noncontrolling interests	5.5	1.7

Total stockholders' equity	11,402.0	11,670.3
Noncontrolling interests	17.7	19.7
Total Equity	11,419.7	11,690.0
Total Liabilities and Equity	$28,405.5	$29,254.3

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.

Business Systems Transformation Costs

In the fourth quarter of fiscal 2022, WestRock launched a multi-year phased business systems transformation project. Due to the nature, scope and magnitude of this investment, management believes these incremental transformation costs are above the normal, recurring level of spending for information technology to support operations. Since these strategic investments, including incremental nonrecurring operating costs, will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of our underlying operating performance, management believes presenting these costs as an adjustment in the non-GAAP results provides additional information to investors about trends in our operations and is useful for period-over-period comparisons. This presentation also allows investors to view our underlying operating results in the same manner as they are viewed by management.

We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other factors such as “Adjusted EBITDA” (a GAAP measure of segment performance the Company uses to evaluate our segment results), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” (formerly referred to as Adjusted Segment EBITDA) is “Net income attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information to evaluate WestRock’s performance relative to other periods.

Adjusted EBITDA, a GAAP measure of segment performance, is defined as pretax earnings of a reportable segment before depreciation, depletion and amortization, and excludes the following items the Company does not consider part of our segment performance: gain on sale of certain closed facilities, multiemployer pension withdrawal (expense) income, mineral rights impairment, restructuring and other costs, non-allocated expenses, interest expense, net, loss on extinguishment of debt, other (expense) income, net, and other adjustments - each as outlined in the table on page 7 ("Adjusted EBITDA").

Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margins, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes these measures are also useful to investors to evaluate WestRock’s performance relative to its peers. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is considered a GAAP profitability measure, and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income and Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs, business systems transformation costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income attributable to common stockholders, identified in the table below as the “as reported results” for Consolidated net income (i.e., Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2022	2021	2022	2021

Net Income attributable to common stockholders	$344.5	$323.7	$944.6	$838.3
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	0.4	0.9	4.6	4.2
Income tax expense	76.5	85.2	269.6	243.4
Other expense (income), net	10.3	2.9	11.0	(10.9)
Loss on extinguishment of debt	0.3	8.6	8.5	9.7
Interest expense, net	81.1	92.5	318.8	372.3
Restructuring and other costs	35.3	11.7	401.6	31.5
Mineral rights impairment	-	-	26.0	-
Multiemployer pension withdrawal expense (income)	3.5	(2.9)	0.2	(2.9)
Gain on sale of certain closed facilities	(4.2)	-	(18.6)	(0.9)
Depreciation, depletion and amortization	371.2	365.1	1,488.6	1,460.0
Other adjustments	0.8	(9.8)	4.5	54.5
Consolidated Adjusted EBITDA	$919.7	$877.9	$3,459.4	$2,999.2

(1) Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended September 30, 2022

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$421.4	$(76.5)	$344.9
Restructuring and other costs	35.3	(8.4)	26.9
Business systems transformation costs	7.4	(1.8)	5.6
Multiemployer pension withdrawl expense	3.5	(0.8)	2.7
Loss on extinguishment of debt	0.3	(0.1)	0.2
MEPP liability adjustment due to interest rates	(8.9)	2.2	(6.7)
Ransomware recovery costs insurance proceeds	(6.6)	1.6	(5.0)
Gain on sale of certain closed facilities	(4.2)	1.4	(2.8)
Gains at closed facilities, transition and start-up costs	(0.6)	0.1	(0.5)
Other	1.4	(0.3)	1.1
Adjusted Results	$449.0	$(82.6)	$366.4
Noncontrolling interests			(0.4)
Adjusted Net Income			$366.0

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

	Three Months Ended September 30, 2021

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$409.8	$(85.2)	$324.6
Restructuring and other costs	11.7	(2.9)	8.8
Loss on extinguishment of debt	8.6	(2.1)	6.5
Losses at closed facilities, transition and start-up costs	0.4	-	0.4
Ransomware recovery costs insurance proceeds	(10.2)	2.4	(7.8)
Adjusted Results	$420.3	$(87.8)	$332.5
Noncontrolling interests			(0.9)
Adjusted Net Income			$331.6

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

	Twelve Months Ended September 30, 2022

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$1,218.8	$(269.6)	$949.2
Restructuring and other costs	401.6	(98.1)	303.5
Mineral rights impairment	26.0	(6.4)	19.6
Loss on extinguishment of debt	8.5	(2.1)	6.4
Accelerated depreciation on certain facility closures	7.5	(1.9)	5.6
Business systems transformation costs	7.4	(1.8)	5.6
Multiemployer pension withdrawal expense	3.5	(0.8)	2.7
Losses at closed facilities, transition and start-up costs	3.5	(0.9)	2.6
MEPP liability adjustment due to interest rates	(36.2)	8.9	(27.3)
Gain on sale of certain closed facilities	(18.6)	5.0	(13.6)
Ransomware recovery costs insurance proceeds	(6.6)	1.6	(5.0)
Other	0.5	(0.1)	0.4
Adjusted Results	$1,615.9	$(366.2)	$1,249.7
Noncontrolling interests			(4.6)
Adjusted Net Income			$1,245.1

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

	Twelve Months Ended September 30, 2021

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$1,085.9	$(243.4)	$842.5
Restructuring and other costs	31.5	(7.7)	23.8
COVID-19 employee payments	22.0	(5.4)	16.6
Grupo Gondi option	22.5	(6.7)	15.8
Ransomware recovery costs, net of insurance proceeds	18.9	(4.7)	14.2
Accelerated compensation - former CEO	11.7	-	11.7
Loss on extinguishment of debt	9.7	(2.4)	7.3
Losses at closed facilities, transition and start-up costs	3.0	(0.6)	2.4
Accelerated depreciation on major capital projects
and certain facility closures	0.7	(0.2)	0.5
Gain on sale of investment	(16.0)	2.4	(13.6)
Gain on sale of sawmill	(16.5)	8.3	(8.2)
Gain on sale of certain closed facilities	(0.9)	0.2	(0.7)
Brazil indirect tax claim	(0.9)	0.3	(0.6)
MEPP liability adjustment due to interest rates	(0.4)	0.1	(0.3)
Adjustments/ Adjusted Results	$1,171.2	$(259.8)	$911.4
Noncontrolling interests			(4.2)
Adjusted Net Income			$907.2

(1) The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

Reconciliation of Adjusted Earnings Per Diluted Share

	Three Months Ended		Twelve Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Earnings per diluted share	$1.34	$1.20	$3.61	$3.13
Restructuring and other costs	0.11	0.03	1.16	0.09
Mineral rights impairment	-	-	0.08	-
Loss on extinguishment of debt	-	0.03	0.02	0.03
Accelerated depreciation on certain facility closures	-	-	0.02	-
Business systems transformation costs	0.02	-	0.02	-
Multiemployer pension withdrawal expense	0.01	-	0.01	-
Losses at closed facilities, transition and start-up costs	-	-	0.01	0.01
Grupo Gondi option	-	-	-	0.06
COVID-19 employee payments	-	-	-	0.06
MEPP liability adjustment due to interest rates	(0.02)	-	(0.10)	-
Gain on sale of certain closed facilities	(0.01)	-	(0.05)	-
Ransomware insurance proceeds, net of recovery costs	(0.02)	(0.03)	(0.02)	0.05
Accelerated compensation - former CEO	-	-	-	0.04
Gain on sale of investment	-	-	-	(0.05)
Gain on sale of sawmill	-	-	-	(0.03)
Adjusted Earnings Per Diluted Share	$1.43	$1.23	$4.76	$3.39

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

Corrugated Packaging Segment

	Three Months Ended
	September 30, 2022	September 30, 2021

Segment sales	$2,386.1	$2,203.9
Less: Trade Sales	(85.4)	(98.3)
Adjusted Segment Sales	$2,300.7	$2,105.6

Adjusted EBITDA	$383.9	$361.4

Adjusted EBITDA Margins	16.1%	16.4%

Adjusted EBITDA Margin, excluding Trade Sales	16.7%	17.2%

Adjusted Operating Cash Flow and Adjusted Free Cash Flow

WestRock uses the non-GAAP financial measures “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance relative to other periods because they exclude certain cash restructuring and other costs, net of tax and business systems transformation costs, net of tax that management believes are not indicative of the ongoing operating results of the business. We believe “Adjusted Free Cash Flow” provides greater comparability across periods by excluding capital expenditures. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” and “Adjusted Free Cash Flow” to Net cash provided by operating activities for the periods indicated (in millions):

	Three Months Ended		Twelve Months Ended
	Sep. 30, 2022	Sep. 30, 2021	Sep. 30, 2022	Sep. 30, 2021
Net cash provided by operating activities	$540.3	$677.5	$2,020.4	$2,279.9
Plus: Cash Business systems transformation costs,
net of income tax benefit of $1.7, $0, $1.7 and $0	5.3	-	5.3	-
Plus: Cash Restructuring and other costs, net of
income tax benefit of $5.1, $1.3, $9.6 and $9.1	15.4	4.1	29.5	28.2
Adjusted Operating Cash Flow	561.0	681.6	2,055.2	2,308.1
Less: Capital expenditures	(293.1)	(310.1)	(862.6)	(815.5)
Adjusted Free Cash Flow	$267.9	$371.5	$1,192.6	$1,492.6

Contacts

Investors:
Robert Quartaro, 470-328-6979
Senior Vice President, Investor Relations
robert.quartaro@westrock.com

Media:
Robby Johnson, 470-328-6397
Manager, Corporate Communications
s-crp-mediainquiries@westrock.com